Exhibit 99.2

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

CASELLA WASTE SYSTEMS, INC.

Letter to Registered Holders and The Depository Trust Company Participants

Relating to

Offer to Exchange

up to $128,035,000 7.75% Senior Subordinated Notes due 2019 that have been registered under the

Securities Act of 1933, as amended (the “Securities Act”) for any and all of our outstanding unregistered 7.75% Senior Subordinated Notes due 2019

Pursuant to the Prospectus dated                     , 2012

To Registered Holders and The Depository Trust Company Participants:

This document relates to the exchange offer made by Casella Waste Systems, Inc. whereby we are offering $128,035,000 in aggregate principal amount of new 7.75% Senior Subordinated Notes due 2019 (the “new notes”) in exchange for an equal amount of outstanding 7.75% Senior Subordinated Notes due 2019 (the “old notes”).

We are requesting that you contact your clients for whom you hold old notes regarding the exchange offer. For your information and for forwarding to your clients for whom you hold old notes registered in your name or in the name of your nominee, or who hold old notes registered in their own names, we are enclosing the following documents:

(1)	Prospectus dated , 2012;

(3)	Letter of transmittal, together with accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

(4)	A form of letter which may be sent to your clients for whose account you hold old notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the exchange offer;

Your prompt action is requested. The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2013 (such date and time, the “expiration date”), unless extended by us. Any old notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.

Any inquiries you may have with respect to the exchange offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the letter of transmittal.

Very truly yours,
CASELLA WASTE SYSTEMS, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.